SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)

                          OF THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported):   May  8, 1995


                         OPTICAL COATING LABORATORY, INC.
               (Exact name of Registrant as specified in its charter)



Delaware                  0-2537                      68-0164244
(State or other          (Commission File            (IRS Employer
jurisdiction of           Number)                    Identification
incorporation)                                       Number)



2789 Northpoint Parkway, Santa Rosa, California  95407-7397
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code (707) 545-6440



Item 2.    Acquisition of Controlling Interest in Flex Products, Inc.

      On May 8, 1995, the Registrant acquired controlling ownership of Flex Products, Inc. ("Flex") with the purchase of an additional 20% interest in Flex from ICI Americas Inc. ("ICIA") and ICI American Holdings Inc. ("ICIAH"), affiliates of Imperial Chemical Industries PLC. Since 1988, Flex has been a joint venture between the Registrant and ICIA, with ICIA owning 60% and the Registrant owning 40%. In conjunction with the Registrant's increased ownership, ICIA's remaining 40% interest in Flex was acquired by SICPA Holding S.A. ("SICPA"), a privately-held Swiss Corporation headquartered in Lausanne, Switzerland. SICPA is the largest manufacturer of printing inks in the world and a major customer of Flex.

      Flex was founded as a division of the Registrant in the early 1980's and subsequently established as a joint venture between the Registrant and ICIA in 1988. In connection with the formation of the joint venture in 1988, the Registrant wrote-off its remaining 40% interest in Flex because of the uncertainty of realizing such investment from future operations of Flex as disclosed in the Registrant's previously issued financial statements.

      Flex manufactures optical coatings on
      flexible substrates utilizing roll-to-roll coaters. Among Flex's products are optically variable pigment (OVP) used to produce optically variable ink for anti-counterfeiting applications and optically variable paint currently being introduced into the automotive industry. Flex also produces energy efficient window film and ground planes for photoreceptor belts used in photocopiers. Flex recorded sales of $24 million for the year ended December 25, 1994.

      Pursuant to the terms of the Stock and Note Purchase Agreement dated May 1, 1995 by and among the Registrant, SICPA, ICIA, ICIAH and Flex, the Registrant acquired the incremental 20% interest in Flex for a cash payment of $8.4 million and paid ICIA approximately $7.0 million in cash to acquire a 60% interest in an $11.7 million promissory note issued by Flex to ICIA to cover Flex's working capital requirements. SICPA acquired aq 40% interest in Flex and the balance of the note. The purchase price was based upon Flex's expected business potential and its assets and net worth as of December 25, 1994.

      The cash payments made by the Registrant totaling $15.4 million came from a $4 million borrowing from a portion of the Registrant's existing bank line of credit with Bank of America, NT&SA, and from the issuance of $12 million in convertible redeemable preferred stock of the Registrant. The 8% Series C Convertible Redeemable Preferred Stock ("Preferred Stock") was placed via a private offering with nine institutional investors. The Preferred Stock is redeemable by the Registrant commencing two years from the date of issuance and is convertible into the common stock of the Registrant at anytime by the holders at a conversion price (subject to adjustment) of $10.50 per share. The Preferred Stock yields an 8% dividend payable quarterly.

      A copy of the Registrant's May 8, 1995 news release is attached as
      Exhibit 28A.



Item 7.    Financial Statements, Pro Forma Financial Information and
           Exhibits

7(a)  Financial Statements of Flex Products, Inc.:

      The following financial statements of Flex Products, Inc. are attached as Exhibit 28B.

      Exhibit 28B

      Cover Page
      Accountants' Report
      Balance Sheets as of December 25, 1994 and
       December 26, 1993
      Statements of Operations for the periods ended
       December 25, 1994 and December 26, 1993
      Statements of Cash Flows for the periods ended
       December 25, 1994 and December 26, 1993
      Notes to Financial Statements


7(b)  Pro Forma Condensed Combined Financial Information

      The following pro forma condensed combined financial statements for the periods indicated are attached as Exhibit 28C. Such pro forma condensed combined financial statements include the estimated effects of the business combination to be accounted for as a purchase transaction.

      Pro Forma Condensed Combined Balance Sheet at January 31, 1995
      Pro Forma Condensed Combined Statements of Earnings for the year ended October 31, 1995
      Pro Forma Condensed Combined Statements of Earnings for the quarters ended January 31, 1995 and 1994.
      Notes to Pro Forma Condensed Combined Financial Statements

7(c)  Exhibits

           2A Stock and Note Purchase Agreement by and among Optical Coating Laboratory, Inc., SICPA Holding S.A., ICI Americas Inc., ICI American Holdings Inc. and Flex Products, Inc.

           28A News Release, dated May 8, 1995, announcing that the Registrant had acquired controlling interest in Flex Products, Inc. and issued $12 million in Preferred Stock.

           28B  Financial Statements of Flex Products, Inc.

           28C Pro Forma Condensed Combined Financial Statements of the Registrant and Flex Products, Inc.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:    May 23, 1995



                                     OPTICAL COATING LABORATORY, INC.
                                           (Registrant)

                                        By: /s/JOSEPH ZILS
                                        Vice President,
                                        General Counsel and
                                        Corporate Secretary




                                  EXHIBIT INDEX

Exhibit

2A Stock and Note Purchase Agreement by and among Optical Coating Laboratory, Inc., SICPA Holding S.A., ICI Americas Inc., ICI American Holdings Inc. and Flex Products, Inc.

28A News Release, dated May 8, 1995, announcing that the Registrant had acquired controlling interest in Flex Products, Inc. and issued $12 million in preferred stock.

28B   Financial Statements of Flex Products, Inc.

28C Pro Forma Condensed Combined Financial Statements of the Registrant and Flex Products, Inc.


Additional Appendices to the Stock and Note Purchase Agreement are presented herein for EDGAR filing purposes as additional correspondence documents to Form 8-K, as follows:

      1(a) Financial Statements of Flex Products, Inc, for the periods
           December 26, 1993 and December 27, 1992

      1(b) Financial Statements of Flex Products, Inc., for the periods
           December 27, 1992 and December 29, 1991.

      2    Insurance Manual

      3    Flex Products, Inc. Patents